UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36599	36-4460265
(State or other jurisdiction	(Common File No.)	(IRS Employer
of incorporation)		Identification Number)

800 West Madison Street, Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 27, 2015, MB Financial, Inc. (the "Company") held its 2015 Annual Meeting of Stockholders.  The results of the vote at the meeting are as follows:

1) Election of Directors (each for a term of one year)

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David P. Bolger	53,298,042	5,510,380	57,312	9,006,961
C. Bryan Daniels	58,590,400	215,204	60,130	9,006,961
Mitchell Feiger	57,918,549	513,063	434,122	9,006,961
Charles J. Gries	58,631,430	176,993	57,311	9,006,961
James N. Hallene	58,188,006	616,691	61,037	9,006,961
Thomas H. Harvey	58,203,544	252,908	409,282	9,006,961
Richard J. Holmstrom	58,578,616	229,806	57,312	9,006,961
Karen J. May	58,578,857	226,917	59,960	9,006,961
Ronald D. Santo	58,223,276	235,572	406,886	9,006,961
Jennifer W. Steans	58,577,994	227,969	59,771	9,006,961
Renee Togher	58,261,456	195,760	408,518	9,006,961

Directors are elected by a majority of the votes cast with respect to each director. Accordingly, each of the nominees named above was elected.

2) Advisory (Non-Binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,310,407	2,400,982	154,345	9,006,961

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

3) Ratification of the Appointment of McGladrey LLP as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31, 2015

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,833,197	638,345	401,153	—

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: May 28, 2015	By:	/s/Jill E. York
Jill E. York
Vice President and Chief Financial Officer